Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-110372 of PPL Corporation on Form S-8 of our report dated June 10, 2022, which appears in this annual report on Form 11-K of PPL Employee Stock Ownership Plan for the year ended December 31, 2021.

/s/ Baker Tilly US, LLP
Philadephia, Pennsylvania
June 10, 2022